UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Soliciting Material Pursuant to §240.14a-12

LIFE PARTNERS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIFE PARTNERS HOLDINGS, INC.

204 Woodhew Drive

Waco, Texas 76712

Telephone: 800-368-5569

Fax: 254-751-1025

Website: www.lphi.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 4, 2014

To the Shareholders:

Life Partners Holdings, Inc. will hold an Annual Meeting of Shareholders (the “Annual Meeting”) on Monday, August 4, 2014, at 11:00 a.m., CT, at our corporate offices, 204 Woodhew Drive, Waco, Texas. The Shareholders will meet to consider:

(1)	Electing four directors, each to serve for a term of one year;

(2)	Ratifying the selection of Whitley Penn LLP, as independent auditors for the year ending February 28, 2015;

(3)	Holding a non-binding, advisory vote on executive compensation;

(4)	Transacting any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The record date for the Annual Meeting is June 19, 2014. Only Shareholders of record at the close of business on that date can vote at the Annual Meeting.

We hope you will attend the Annual Meeting. If you do not plan to attend, we still want you to participate by voting. Please sign and return the enclosed proxy in the envelope provided or follow the Internet or telephone voting procedures described on the proxy form.

Sincerely,

/s/ R. Scott Peden

R. Scott Peden
Secretary

June 30, 2014

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PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

August 4, 2014

Life Partners Holdings, Inc. (“Life Partners” or “We”) cordially invites you to our Annual Meeting of Shareholders. Life Partners is the parent company of Life Partners, Inc. (“LPI”). LPI is one of the oldest and most active companies in the United States engaged in the secondary market for life insurance settlements, commonly called “life settlements”. The Annual Report accompanying this Proxy Statement contains more about our business.

We are furnishing this Proxy Statement to inform our Shareholders about the upcoming Annual Meeting. To encourage Shareholder participation, Our Board of Directors is soliciting proxies to be used at the Annual Meeting.

We are mailing this Proxy Statement and the accompanying proxy card to Shareholders beginning June 30, 2014.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on August 4, 2014: this Proxy Statement and card and our Annual Report are available at http://ir.lphi.com.

General Information

Who Votes. If you hold shares as of the Record Date, June 19, 2014, you may vote at the Annual Meeting. If you hold shares in “street name”, you may vote at the Annual Meeting only if you hold a valid proxy from your broker. On June 19, 2014, we had 18,647,468 shares of common stock issued and outstanding and entitled to vote. Each share is entitled to one vote.

How to Vote. You may vote your shares by attending the Annual Meeting in person. If you are unable to attend, you can tell us how to vote your shares by any of the following means:

•	by completing, executing and returning the proxy or voting instruction card in a timely manner;

•	by using a touch-tone telephone and complying with the telephone voting instructions on the proxy or voting instruction card; or

•	through the Internet, by complying with the Internet voting instructions on the proxy or voting instruction card.

For shareholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program for shares held in “street name” that offers telephone and Internet voting options. Shareholders with shares registered directly in their names with American Stock Transfer and Trust Company (“AST”), our transfer agent, will also be able to vote using the telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with AST, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person if you decide to attend the Annual Meeting.

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The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting by the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the shareholder.

If you return a signed proxy or voting instruction card, but do not tell us how you want to vote, we shall vote your shares “for” all director nominees and the other proposals as recommended by the Board.

Revoking Your Proxy. You can revoke your proxy at any time before the proxies are voted at the Annual Meeting by:

•	by giving the Secretary a written notice of revocation at the address of our corporate offices;

•	by giving a later signed proxy or voting instruction relating to the same shares; or

•	by voting in person at the Annual Meeting. However, please note that your attendance at the Annual Meeting will not of itself revoke your proxy.

Counting the Necessary Votes. Directors are elected by a plurality of votes, which means that the director nominees for the positions to be filled (four positions) receiving the highest number of votes will be elected. To ratify the independent auditors, this proposal must receive a majority of the votes that could be cast at the Annual Meeting. If we transact any incidental business at the Annual Meeting, the incidental business must receive a majority of the votes that could be cast at the Annual Meeting.

The votes that could be cast are the votes actually cast by “shares present” plus abstentions. Abstentions are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any proposal requiring at least a majority or two-thirds vote. Proxies submitted by brokers that do not indicate a vote for the proposal (usually because the brokers do not have discretionary voting authority and haven’t received instructions as to how to vote) are referred to as “broker non-votes”. Broker non-votes are not counted as shares present and are not counted in determining whether a proposal is approved by a majority vote of the shares present. Broker non-votes are counted in the total number of outstanding shares entitled to vote and would have the same legal effect as a vote against a proposal, such as the proposed amendments, that requires an affirmative vote based on the number of outstanding shares entitled to vote.

Incidental Business. Proxies customarily ask for authority to transact other business that may come before the Annual Meeting. Much of this business is procedural, such as a vote on adjournment. Except for the matters set forth in the notice, we do not know of any substantive business to be presented or acted upon at the Annual Meeting. If any matter is presented at the Annual Meeting on which a vote may properly be taken, the designated proxies will vote your shares as they think best unless you otherwise direct.

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Householding of Proxy Materials. In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this practice, shareholders who have the same address and last name will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that he or she wishes to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate paper copy of these materials, please contact our Secretary by mail at the address on the first page of this Proxy Statement by telephone at (800) 368-5569, and we will promptly deliver a separate copy. Shareholders sharing an address can request delivery of a single copy of annual reports to shareholders and proxy statements if they are receiving multiple copies of these materials by contacting our Secretary by mail at the address on the first page of this Proxy Statement or by telephone at (800) 368-5569.

ITEM 1
ELECTION OF DIRECTORS

The Shareholders will elect four directors at this year’s Annual Meeting. Each director will serve for a one-year term ending at the 2015 annual meeting or until he is succeeded by another qualified director who has been elected.

If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any of the nominees, your proxy will be voted for that other person unless you have withheld authority.

All four of the nominees for directors are presently members of the Board of Directors.

The Board of Directors recommends voting “For” the nominees.

Biographical Information

The following table sets forth the name and age of each director nominee and the year he became a director.

Name	Age	Director Since	Position
Brian D. Pardo	71	2000	Chairman of the Board, President and Chief Executive Officer of Life Partners Holdings, Inc.
Frederick J. Dewald	69	2003	Director
Tad M. Ballantyne	59	2001	Director
Harold E. Rafuse	71	2006	Director

The Director Nominees. The Board of Directors has nominated four candidates for election. If elected, these nominees will serve one-year terms. A brief summary of each director nominee’s principal occupation, business affiliations and other information follows.

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Brian D. Pardo. Mr. Pardo is our President and Chief Executive Officer, and Chief Executive Officer of LPI, our primary operating subsidiary. He has served as the CEO of LPI since its incorporation in 1991. Mr. Pardo is one of the pioneers of the life settlement industry. He has been certified as an expert in the field of life settlements and has testified on that subject on numerous occasions. Mr. Pardo served our nation from 1964 through 1966 as a helicopter gunship pilot in Vietnam. We believe Mr. Pardo’s qualifications to serve on the Board includes his prior service as our Chairman of the Board, President, Chief Executive Officer and Director, his more than twenty years of experience in the financial services and life settlements industry with in-depth expertise, and his intimate knowledge of our company and our business are critical to the oversight of our strategic initiatives and the evaluation of our operational performance.

Frederick J. Dewald. Mr. Dewald has been a successful builder and property developer in the Waco/McLennan County, Texas area for over 30 years. He is a director of the Heart of Texas Builders Association and serves as President or principal of 17 different property development companies. He holds a Bachelor of Science degree from Southwest Texas State University. We believe Mr. Dewald’s qualifications to serve on the Board include his extensive operational expertise combined with corporate finance and business development experience developed from over 30 years of experience in the real estate industry.

Tad M. Ballantyne. Mr. Ballantyne is a director of several private companies including Mackay Limited Partnership (Managing Director) and Thomsen Group, LLC (Director). Mr. Ballantyne also serves as the Vice Chairman, a non-executive director, and a member of the audit committee and the remuneration and nomination committee of Creat Resources Holding Limited, an Australian mining company (listed on the LSE/AIM as: CRHL.L); as a director of Jimei Jimei Foods Ltd., a private company in Changchun China; as an advisory board member of TCIB Investment Company, Ltd., a private company in Beijing, China; as Chairman of CapSalus Corporation, a health and wellness company (OTCBB: WELL). From 2009 to 2013, he was a director of American Lorain Corporation, an integrated food manufacturing company located in Shandong, China (AMEX: ALN), where he served on the Audit and the Compensation Committees and chaired the Nominating and Corporate Governance Committee. During the last 20 years, Mr. Ballantyne has been active in acquiring and operating troubled companies or assets being divested by public and private companies and has focused over the last five years in food processing plants in both the United States and Asia, including as director and CEO of Hoopeston Foods, Inc. from 1996 to 2012. He holds a Bachelor of Science degree in business management from the University of Wisconsin-Parkside. We believe Mr. Ballantyne’s qualifications to sit on the Board include his significant industry experience in the areas of international business, executive leadership and strategic planning as well as extensive corporate governance, executive compensation and financial experience from his work on current and past boards of directors.

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Harold E. Rafuse. Dr. Rafuse was the co-founder and former Managing Director of Advanced Concepts and Technologies International, LLC (“ACT I”) headquartered in Waco, Texas. He was also co-owner and former Managing Director Aurora Aviation and Aurora Avionics. He retired from all three companies in June 2008. Dr. Rafuse has over 47 years of experience in aviation, aerospace, scientific, engineering, technology, educational, senior program management, information resource management, and administrative positions. While with his three companies, he managed daily program and project operations as well as all of ACT I’s headquarters operations, including accounting and finance, human resources, information systems, legal, and contracts management. He served as a senior science team leader and contracts negotiator to the U.S. Defense Threat Reduction Agency in connection with the dismantlement and destruction of Russian intercontinental ballistic and sea-launched ballistic missiles. Dr. Rafuse holds a Ph.D. in Engineering Management from Hamilton University, a Masters in Business Administration from Texas Tech University, a Bachelor of Science degree in Chemistry from St. Joseph’s University and an Associate in Technology degree in Chemical Technology from Temple University. We believe Mr. Rafuse’s qualifications to sit on the Board include his extensive business experience leading and managing businesses and his strategic skills in assessing businesses and their growth prospects.

Other Executive Officers

In addition to the executive officers who serve on the Board of Directors, we have the following executive officers:

R. Scott Peden, age 50, has served as our General Counsel and Secretary and the President of LPI since 2000. Before 2000, Mr. Peden served as Vice President and General Counsel for LPI since its incorporation in 1991. Mr. Peden has been certified as an expert in the field of life settlements and has testified on that subject on many occasions. He holds a Bachelor of Arts degree from Trinity University and a Juris Doctor from Baylor University School of Law.

Mark Embry, age 58, serves as LPI’s Chief Operations Officer and Chief Information Officer, a position he has held since 2004. Mr. Embry previously served as the Director of Executive Advisory Practice at APPSConnect in Austin, Texas, from 2003 to 2004. His prior experience includes seven years of service at Centerpulse/Sulzer Orthopedics, where he progressed from Manager of systems support/information systems to Chief Information Officer. Mr. Embry holds a Bachelor of Business Administration degree from Dallas Baptist University and a Masters of Business Administration degree from the Baylor University Hankamer School of Business, where he currently serves as a part-time lecturer in the Masters of Business Administration degree program.

Colette Pieper, age 59, serves as Chief Financial Officer, a position she has held since 2012. From 2006 to 2012, Ms. Pieper was an Accounting/Financial Director for USAA, a San Antonio-based insurance and financial services provider to members of the military and their families. From 2000 to 2003, she was Vice President and CFO of Checks In The Mail in New Braunfels, Texas. She was promoted to Vice President and CFO of Clarke American Checks, Inc. of San Antonio, Texas, and held that position from 2003 to 2005 (both companies part of the Security Printing Services Group a subsidiary of Novar plc of Weybridge, UK). Ms. Pieper’s prior experience includes over 12 years in public accounting. Ms. Pieper holds a Bachelor of Science degree in Accountancy from Trinity University in San Antonio and a Master in Professional Accounting degree from the University of Texas at Austin. She is licensed by the State of Texas as a Certified Public Accountant and by the American Institute of CPAs as a Chartered Global Management Accountant.

Kurt Carr, age 44, has worked for LPI since 1992 and has served as Vice President of Policy Administration since 1996. Mr. Carr holds a Bachelor of Business Administration degree in finance and a Masters of Business Administration degree from the Baylor University Hankamer School of Business. Mr. Carr is the son-in-law of Mr. Pardo and the spouse of Deborah Carr.

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Deborah Carr, age 43, has worked for LPI since 1992 and has served as Vice President of Administration since 1995. Ms. Carr is the daughter of Mr. Pardo and the spouse of Kurt Carr.

In connection with the SEC lawsuit discussed in our Annual Report on Form 10-K for the year ended February 28, 2014 in Item 3, Legal Proceedings, the jury found that neither we, Mr. Pardo nor Mr. Peden committed securities fraud under Section 10(b) of the Exchange Act and Rule 10b-5 and that Mr. Pardo and Mr. Peden did not engage in insider trading. In March 2014, the Federal court ruled that the SEC failed to prove any of its fraud claims against us, Mr. Pardo and Mr. Peden under Section 17 of the Securities Act of 1933 finding that there was no evidence to support the allegations related to revenue recognition for the period of time in question and ordered that judgment be entered in favor of us, Mr. Pardo and Mr. Peden on that issue. As a result of this ruling, the Company, Mr. Pardo and Mr. Peden were completely exonerated from any allegations of fraud alleged by the SEC. However, the Court let stand the jury's findings against us, Mr. Pardo and Mr. Peden for violations of various provisions of the Securities Exchange Act of 1934 and the regulations thereunder. The court ultimately ruled there was no evidence of fraud.

ITEM 2
RATIFICATION OF AUDITORS

Vote on the Independent Auditors

The Audit Committee has appointed Whitley Penn LLP, independent certified public accountants, to audit our consolidated financial statements for the year ended February 28, 2015. The Audit Committee is advised that no member of Whitley Penn has any direct or material indirect financial interest in us or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The appointment of Whitley Penn LLP shall be ratified upon the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Shareholder ratification of the appointment of Whitley Penn LLP as our independent auditors is not required by our bylaws or other applicable legal requirements. However, the appointment of Whitley Penn LLP is being submitted to the shareholders for ratification. If the shareholders fail to ratify the appointment, our Audit Committee will reconsider its selection of Whitley Penn LLP, but will not be required to select another auditor. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if it believes that such a change would be in the best interests of our company and our shareholders.

The Board of Directors recommends voting “For” this proposal.

Audit Committee Report

The Audit Committee consists of Mr. Ballantyne (Chair), Mr. Dewald and Dr. Rafuse, all of whom the Board has determined to be “financially literate” and “independent” as defined under the NASDAQ rules. The NASDAQ rules define “financially literate” as being able to read and understand fundamental financial statements (including our balance sheet, income statement and cash flow statement). The NASDAQ rules define an independent director generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. The Board has also determined that Mr. Ballantyne qualifies as an “audit committee financial expert” as defined under SEC regulations.

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Functions. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor. The Board has approved a charter for the Audit Committee. The Charter describes the Audit Committee’s composition, its mission statement and principal functions, its responsibilities for review of financial statements and internal financial procedures and controls, and its relationships with the Board of Directors, the independent accountants and our financial staff. The Audit Committee’s responsibilities include the prior review of our annual financial statements and substantiating the auditor’s independence and their accountability to the Board of Directors and the Audit Committee. The Audit Committee believes that its Charter meets or exceeds the charter standards adopted by the NASDAQ.

Actions Relating to Fiscal 2014 Financial Statements. The Audit Committee has taken the following actions with respect to our audited financial statements as of and for the year ended February 28, 2014 (the “Financial Statements”):

*           The Committee has reviewed and discussed the Financial Statements with management and the independent auditors;

*           The Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

*           The Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence;

*           The Committee has recommended to the Board of Directors that the Financial Statements be included in our Annual Report on Form 10-K, based upon its review and discussions with the independent auditors referred to above; and

*            The Committee has instructed the independent auditors that the Audit Committee expects to be advised if there are any subjects that require special attention.

Dated: June 24, 2014	Mr. Tad M. Ballantyne, Chairman Mr. Frederick J. Dewald Dr. Harold E. Rafuse

As permitted by SEC rules, the foregoing reporting is not deemed “soliciting material” or “filed” with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.

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Fees to Independent Auditors. The following table presents fees for the audit, tax and other fees of our annual consolidated financial statements as of and for the years ended February 28, 2014 (“fiscal 2014”) and February 28, 2013 (“fiscal 2013”).

	2014	2013
Audit fees	355,500	399,350
Audit-related fees	14,674	12,995
Tax fees	65,050	41,825
All other fees	27,479	8,102
Total	$462,703	$457,672

The amounts for audit fees include generally the fees charged for (i) the audit of our annual consolidated financial statements and internal controls over financial reporting under the Sarbanes-Oxley Act and (ii) the reviews of our quarterly financial statements. The audit-related fees are the audit travel expenses for Whitley Penn. The tax fees were primarily for tax return preparation and tax-related services. “All other fees” are in relation to our SEC Comment letter, SEC Trial, and research regarding assignment of our LAT income stream.

Pre-Approval Policies and Procedures. Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, the Audit Committee has delegated to its Chairman the authority to pre-approve audit and permissible non-audit services, provided that any such pre-approval decision is presented to the full Audit Committee at its next scheduled meeting. All audit, audit-related, and tax services for fiscal 2014 and fiscal 2013 were pre-approved by the Audit Committee.

The auditors notify the Audit Committee of any request by management for non-audit services and the anticipated scope, purpose and cost of the services before performing such services. The Audit Committee has considered whether any non-audit services performed by the independent auditors are compatible with maintaining their independence as an auditor.

ITEM 3
NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Pursuant to SEC rules, we must provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. The Compensation Discussion and Analysis, beginning on page 12 of this Proxy Statement, describes our executive compensation program in detail. Our goal for the executive compensation program is to fairly compensate our named executive officers (“NEOs”) for the value of their services and their contributions to our long-term success while encouraging cooperation and collegiality among these NEOs. We believe that our executive compensation program satisfies these goals.

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We ask that shareholders indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:

Resolved, that the compensation of our NEOs as disclosed in the Life Partners Holdings, Inc. proxy statement relating to its 2014 Annual Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and narrative disclosures that accompany the compensation tables) is hereby approved.

As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

The Board of Directors recommends voting “For” this proposal.

OTHER INFORMATION ABOUT DIRECTORS, OFFICERS
AND CERTAIN SHAREHOLDERS

Stock Ownership of Management and Certain Shareholders

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 19, 2014, by (i) each director and nominee, (ii) each NEO in the Summary Compensation Table, (iii) each person that we know or believe to own beneficially five percent or more of the Common Stock and (iv) all directors and executive officers as a group. Unless indicated otherwise, each person has sole voting and dispositive power with respect to such shares.

Name of Director, Executive Officer,	Beneficial Ownership(1)
or Shareholders Holding 5% or More	Number of Shares	Percent
Brian D. Pardo (2)	9,377,605	50.3
Pardo Family Holdings, Ltd. 204 Woodhew Waco, Texas 76712	9,363,470	50.2
R. Scott Peden	86,940	*
Frederick J. Dewald	19,339	*
Tad M. Ballantyne (4)	371,028	2.0
Harold E. Rafuse	5,000	*
Colette Pieper	0	*
Mark Embry	0	0
Kurt Carr(3)	1,172	*
Deborah Carr	1,172	*
All directors and executive officers as a group (9 persons)	9,861,084	52.9

* Less than one percent.

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(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

(2)	Mr. Pardo is deemed to have beneficial ownership of the shares of Pardo Family Holdings, Ltd.

(3)	The amount represents shares held by Mr. Carr’s spouse, Deborah Carr, with respect to which he disclaims beneficial ownership.

(4)	Includes 97,120 shares held by Thomsen Group LLC and 3,908 shares held by Mackay Limited Partnership, of which Mr. Ballantyne is a director and Managing Director, respectively. Mr. Ballantyne disclaims beneficial ownership of such shares.

Corporate Governance

Board Composition, Meetings and Committees. Our Board of Directors is currently composed of five directors. The Board has determined that Tad M. Ballantyne, Frederick J. Dewald and Harold E. Rafuse are independent under the standards of the SEC and the NASDAQ Stock Market. Under applicable SEC and NASDAQ rules, the existence of “related party” transactions above certain thresholds between a director and the company are required to be disclosed and preclude a finding by the Board that the director is independent. In addition to transactions required to be disclosed under SEC rules, the Board considered certain other relationships in making its independence determinations, and determined in each case that such other relationships did not impair the director’s ability to exercise independent judgment on our behalf.

Controlled Company Exemption. Because Mr. Pardo controls more than 50% of our common stock, we are a “controlled company” within the meaning of the NASDAQ corporate governance standards. The “controlled company” exception available under the NASDAQ rules eliminates certain requirements, such as the requirements that a company have a majority of independent directors on its Board of Directors, that compensation of the executive officers be determined, or recommended to the Board of Directors for determination, by a compensation committee comprised solely of independent directors, and that director nominees be selected, or recommended for the Board of Directors’ selection, by a majority of the independent directors or a nominations committee comprised solely of independent directors or the composition of board committee charters. In the event that we cease to be a controlled company, we will be required to comply with these provisions within the transition periods specified in the NASDAQ rules. In addition, we continue to have a majority of independent directors on the Board, and the Audit Committee and Compensation Committee each are comprised solely of independent directors.

During fiscal 2014, the full Board met once with all directors attending but for Mr. Dewald. The Board acted four times by written consent during the fiscal year. Management also periodically conferred with directors between meetings regarding our affairs. The independent directors also met in one executive session in which only they were present in conjunction with Audit and Compensation Committee meetings.

The Board’s Leadership Structure. We do not have a policy separating the roles of Chief Executive Officer and Chairman of the Board, as the Board believes our best interests are served by determining those roles based on our circumstances and direction and the membership of the Board at the time of the determination. The Board has determined that having the Chief Executive Officer serve as Chairman is in the best interest of our shareholders at this time. As our founder and largest beneficial shareholder, the Board believes that the Chief Executive Officer and Chairman is uniquely suited to guide us. The combined position makes the best use of his extensive knowledge of our operations and the life settlement industry, as well as fostering more communication between management and the Board.

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Risk Oversight. Like other companies, we face a variety of risks, including investment risk, liquidity risk, and operational risk. Our Board believes an effective risk management system should (i) timely identify the material risks that we face, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (iii) implement appropriate and responsive risk management strategies consistent with our risk profile, and (iv) integrate risk management into decision-making. The Board has designated the Audit Committee to take the lead in overseeing risk management, and the Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Committee's own analysis and conclusions regarding the adequacy of our risk management processes. In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for us.

The Compensation Committee. The Compensation Committee is currently composed of Dr. Rafuse (Chair), Mr. Dewald, and Mr. Ballantyne. It met once during the last fiscal year with members participating in person, except for Mr. Dewald who was unable to attend the meeting. The Committee sets the compensation levels of the Chief Executive Officer and the other executive officers, and oversees the operation of the bonus incentive program. The charter for our Compensation Committee is posted on our website at www.lphi.com.

The Audit Committee. The Board of Directors has an Audit Committee and has appointed Mr. Ballantyne (Chair), Mr. Dewald, and Dr. Rafuse to serve as its members. The Audit Committee met once during the last fiscal year with members participating in person, except for Mr. Dewald who was unable to attend the meeting. The Audit Committee is primarily concerned with the effectiveness of our financial audits by the independent auditors. Its duties include: (i) appointing the independent auditors; (ii) approving all professional services to be provided by them; (iii) providing for their compensation; (iv) reviewing the scope of the audit to be conducted by them, as well as the results of their audit; (v) reviewing the organization and scope of our internal system of financial controls; (vi) reviewing our financial reporting and the accounting standards and principles followed; (vii) examining other reports relating to our compliance with insurance regulatory and licensing requirements; (viii) overseeing our risk management program; and (ix) reviewing and approving of all related-person transactions. We certify that we have adopted a formal written audit committee charter and that the Audit Committee reviews and reassesses the adequacy of the charter annually. The charter for our Audit Committee is posted on our website at www.lphi.com.

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Director Nominations. The Board has not delegated its functions to any other standing committees, and thus has not created executive, nominating, or other similar committees. The task of nominating directors is undertaken by the full Board. In selecting candidates for director appointments or reelection, the Board believes that it should be composed of directors having a diversified background of knowledge and management expertise. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board seeks directors with a variety of complementary skills and perspectives so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee our business. The Board considers independence, diversity, age, skills, expertise, time availability, and industry backgrounds in the context of the needs of the Board and Life Partners. The Board ensures that at least a majority of the nominees qualify as “independent” under applicable SEC and NASDAQ rules, that members of our Audit Committee meet the financial literacy and sophistication requirements under the NASDAQ rules, and that at least one of them qualifies as an “audit committee financial expert” under the SEC rules. Although the Board uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. The Board would apply the same standards to evaluate nominees whether they are proposed by our directors and management or by our shareholders.

The Board has not established a formal process for considering director recommendations from shareholders in reliance on the controlled company exemption provided under the NASDAQ rules. The Board notes that Mr. Pardo beneficially holds more than 50% of the voting stock with the voting power to determine elections and that a nomination process with independent decision-making would not be meaningful. The Board will, however, consider shareholder recommendations if received in ample time before the preparation and release of its annual proxy materials. For consideration, a recommendation must be submitted no more than 120 days or less than 90 days before the one-year anniversary of the previous year’s annual meeting and must be accompanied by information about the nominating shareholder and all information relating to the proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Securities Exchange Act of 1934, such person’s written consent to serve as a director if elected, and such other information and consents as the Board might reasonably request. As an alternative to making director recommendations to the Board, our Bylaws also provide a procedure for a shareholder to nominate a person for election to the Board of Directors at an annual meeting or special meeting called for the purpose of electing directors.

Director Communication. Shareholders may send communications to the Board (and to individual directors) through Mr. R. Scott Peden, General Counsel and Secretary, c/o Life Partners Holdings, Inc., 204 Woodhew Drive, Waco, Texas 76712, and telephone 1-800-368-5569. He will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to all members of the Board.

Annual Meeting Attendance. We have a policy of encouraging all directors to attend the Annual Meetings. All of our directors attended last year’s Annual Meeting except Mr. Dewald, who was unable to attend.

Indemnification and Advancements. During fiscal 2014, we were involved in legal proceedings in which our directors and two of our current executive officers, two of whom are directors, and one former executive officer are named defendants. These legal proceedings involve both direct and derivative claims by shareholders or settlement holders against the directors and officers. Three of our current or former executive officers are also defendants in an enforcement proceeding by the SEC. The legal proceedings are described in detail in our Annual Report, which accompanies this Proxy Statement. To the extent not covered by insurance, we are advancing the cost of legal defenses for these directors and officers as required under the indemnification agreements and as permitted under our Bylaws. During fiscal 2014, we paid advancements of $1,565,131 to law firms representing these directors and officers. Since no final adjudications or settlements occurred in fiscal 2014, we paid no amounts for indemnification.

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Code of Ethics

We have adopted a Code of Ethics that applies to our executive officers, including our Chief Executive Officer and Chief Financial Officer. The latest copy of our Code of Ethics, as well as the charters of the Audit Committee and the Compensation Committee, are available under the heading “Corporate Governance” in the “Investor Relations” section of our website at www.lphi.com. We intend to disclose future amendments to certain provisions of our Code of Ethics, or waivers of such provisions, at the same location on our website and also in public filings.

Executive Compensation

The following table sets forth the compensation paid or accrued to the Chief Executive Office and the two most highly compensated executive officers other than the Chief Executive Officer (including officers of LPI), whose total annual salary and bonus exceeded $100,000 (they are sometimes called the “named executive officers” or “NEOs”) for services performed in fiscal 2014 and 2013.

Summary Compensation Table

Name and	Fiscal			All Other
Principal Position	Year	Salary($)(1)	Bonus($)	Compensation($)(2)		Total
Brian D. Pardo	2014	577,393	52,461	37,407	(3)	667,261
Chief Executive Officer	2013	500,605	16,360	53,777	(3)	570,742
Colette Pieper	2014	246,457	50,000			306,078
Chief Financial Officer(4)	2013	44,423	-	-		50,075
Mark Embry	2014	166,080	52,461			241,041
Chief Operating Officer, LPI	2013	165,960	16,360	-		190,092

(1)	The salary amounts reflect base salaries and redeemed, unused vacation time. Accrued vacation can be redeemed if not used. The above amounts include redeemed, unused vacation time for Mr. Pardo of $47,473 and $60,963 for fiscal 2014 and 2013, respectively, and for Ms. Pieper of $3,490 for fiscal 2014.

(2)	We provide various benefits to certain employees including the NEOs. The benefits include 401(k) matching contributions and life insurance coverage up to the lesser of an employee’s total annual compensation or $200,000, except for Mr. Pardo, whose coverage is capped at $80,000. Premiums paid in excess of $50,000 are included in the employee’s W-2 compensation. For the purposes of this table, all premiums paid are included. Unless otherwise disclosed, the aggregate value of the benefits provided to a named executive officer was less than $10,000.

(3)	This amount represents the value of the compensation and benefits paid in fiscal 2014 and fiscal 2013, respectively, to Mr. Pardo for cell phone usage for himself and family members ($7,359 and $16,172), for country club dues and expenses ($3,759 and $3,681), for 401(k) matching contributions ($22,966 and $17,969), for life insurance premiums ($742 and $816), and for hangar space for his private aircraft ($2,580 and $2,580). See Certain Relationships and Related Transactions.

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(4)	Ms. Pieper became our Chief Financial Officer on October 25, 2012, and the compensation for fiscal 2013 reflects a partial year. Her annual compensation is composed of salary of $165,000, which increased to $181,500 in December 2013, discretionary bonus, housing relocation reimbursement, and standard benefits as described in footnote 2 and as provided to employees generally.

Employment Agreements and Severance Arrangements

We do not generally have a formal written employment agreement or severance agreement with any executive, including our NEOs, except for Ms. Pieper, whom we have agreed to pay twenty-four month’s salary as severance unless the termination is voluntary or for cause. We have provided severance benefits to our executives on a case-by-case basis, after taking into consideration the reason for termination and other factors present at the time of separation. In addition, we have formal written agreements with our other NEOs related to change in control benefits and payments.

Colette Pieper Severance Agreement

We entered into a severance agreement with Ms. Pieper in January 2014. If Ms. Pieper’s employment is terminated without cause or if she resigns for good reason, we have agreed to pay her severance of twenty-four months of her base salary at the rate in effect as of the date of termination or resignation.

“Cause” means that we have a good faith belief that Ms. Pieper:

•	has been convicted of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude;

•	has participated in fraud, theft, embezzlement, or other act of dishonesty or moral turpitude involving us;

•	has engaged in acts or omissions constituting gross negligence or willful misconduct, destruction or dishonesty, resulting in, or which, in our good faith opinion could be expected to result in, material harm to us, including harm to our reputation, goodwill or prospects;

•	has failed for any reason to correct, cease or alter any action or omission that:

•	in our good faith opinion does or may materially and adversely affect our business or operations;

•	violates or does not conform with our policies, standards or regulations; or

•	constitutes a material breach of the severance agreement or any other employment, consulting, or similar agreement between us and Ms. Pieper;

•	has disclosed without authorization any of our confidential information;

•	has breached her duty of loyalty or breached a fiduciary duty to us; or

•	has engaged in insubordination or acts or omissions that violate our policies against discrimination and harassment.

Ms. Pieper will have “good reason” to resign if we fail, within ten business days of receipt from her to correct, cease or alter any action or omission whereby:

•	she is subjected to a material diminution of duties or responsibilities and any new duties or responsibilities are inconsistent with her job title;

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•	she is required to relocate from, or to maintain a principal office outside of, a fifty mile radius of her principal office location;

•	her base salary is decreased;

•	she is excluded from participation in any employee benefit or short-term incentive plan or program offered to comparable executives or her benefits under these plans or programs are materially reduced without regard to either her performance or our performance;

•	our insolvency or filing of a petition for bankruptcy which is not dismissed within thirty days;

•	we fail to reimburse her within a reasonable period of time for reasonable business expenses of $5,000 or more properly incurred in accordance with our policies, procedures or practices; or

•	any successor company fails or refuses to expressly assume in writing the agreement and all of our obligations under the agreement.

The obligations under the agreement will be binding on any successor to us, including any purchaser of all or substantially all of our assets, or our successor following any merger, consolidation, sale, transfer, spin-off, exchange, or similar transaction that constitutes a change of control under the agreement.

Change in Control Protection Agreements

We have entered into Change in Control Protection Agreements with Brian D. Pardo, R. Scott Peden, Mark Embry, Deborah Carr and Kurt Carr to provide them with a continuation of benefits in the event their employment terminates under certain limited circumstances.

If within eighteen months following a change in control, as determined under the agreement, we terminate the executive’s employment other than for cause, death or disability, or the executive resigns for good reason, then the executive will be entitled to payment of a lump sum payment equal to the sum of:

•	any earned but unpaid compensation, including the cash equivalent of vacation time accrued;

•	an amount equal to the executive’s annual base salary for the twenty-four month period ending on the date of the executive’s termination of employment; and

•	an amount equal to the greater of two times the total of all bonus compensation paid to the executive during the twelve month period prior to the date of termination or the average total of all bonus compensation paid to the executive during the thirty-six month period prior to the date of termination.

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For one year following termination, we will provide to the executive and his or her dependents, if applicable, the same level of medical, dental, accident, disability and life insurance benefits upon substantially the same terms and conditions as existed immediately prior to termination or, if more favorable to the executive, as the benefits and terms and conditions existed immediately prior to the change in control. However, if the executive cannot continue to participate in the benefit plans, we will pay the executive a cash payment in an amount equivalent, on an after-tax basis to the executive, to the cost of such benefits. In the event the executive becomes reemployed with another employer and becomes eligible to receive welfare benefits from that employer, the welfare benefits we provide will be secondary to such benefits during the period of the executive’s eligibility, but only to the extent that we reimburse the executive for any increased cost and provide any additional benefits necessary to give the executive the benefits provided under the agreement.

If the executive’s employment is terminated voluntarily other than for good reason within eighteen months after a change in control, for cause by us or due to the executive’s death or disability, then the executive will be entitled to no benefits under the agreement and will only be eligible for severance benefits in accordance with our established policies, if any, as then in effect.

If any payments under the agreement would be subject to certain taxes or tax related penalties, then we will pay to the executive an additional payment such that the executive will retain an amount equal to the taxes and penalties.

Under the agreements, “cause” means the executive’s:

•	willfully engaging in illegal conduct or gross misconduct which is materially injurious to us;

•	conviction of, or entry of a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude;

•	engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment to the executive at our expense;

•	willful material breach of any of our written policies which was provided to the executive; or

•	willful and continual failure to substantially perform his or her duties with us, other than a failure resulting from his or her incapacity due to physical or mental illness, which has continued for a period of at least 30 days after a written demand for substantial performance.

“Good reason” means without the executive’s prior written consent:

•	a significant reduction of the executive’s duties, position, responsibilities or authority, relative to his or her duties, position, responsibilities or authority in effect immediately prior to the change in control;

•	a reduction in the kind or level of employee benefits to which the executive is entitled immediately prior to the change in control;

•	a reduction in the executive’s base salary or annual cash incentive as in effect immediately prior to the change in control; or

•	the relocation of the executive’s place of employment to a facility or location more than thirty-five miles from his or her current place of employment.

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Director Compensation

Our directors are responsible for guiding and supervising our business and affairs. Recent developments in corporate governance and financial reporting have resulted in an increased involvement of public company directors. Our board committees – Audit and Compensation - are composed exclusively of non-employee directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate compensation to ensure our directors’ continued performance.

Quarterly Fees and Reimbursement. Each of our non-employee directors received four quarterly payments of $8,125 in fiscal 2014. Our non-employee directors do not receive additional meeting fees for Board or committee meeting attendance. We do not provide any insurance, retirement or other benefit programs or other benefits or perquisites to our non-employee directors. We reimburse our directors for their reasonable expenses incurred in attending meetings of the Board and its Committees in addition to the quarterly payments.

Equity Compensation for Non-Employee Directors. We have not provided equity compensation for our non-employee directors.

Director Compensation Table for Fiscal 2014. The following table sets forth the total compensation paid to our non-employee directors for their service on our Board of Directors and committees of the Board during fiscal 2014. Our employee directors, Mr. Pardo and Mr. Peden, receive no separate compensation for their services as directors.

Name	Fees Earned or Paid in Cash($)	All Other Compensation($)	Total($)
Frederick J. Dewald	32,500	-	32,500
Tad M. Ballantyne	32,500	-	32,500
Harold E. Rafuse	32,500	-	32,500

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of copies of the forms received, we believe that, during the last fiscal year, except as disclosed in our proxy statement for our 2013 annual meeting of shareholders, all filings under Section 16(a) applicable to its officers, directors and 10% shareholders were timely.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

We contract with ESP Communications, Inc., a corporation owned by Brian D. Pardo’s spouse, for post-settlement services. The services included periodic contact with insureds and their health care providers through telephone calls and mailings, monthly checks of social security records to determine an insured’s status, and working with the independent escrow agent in the filing of death claims. ESP also provides facilities and various administrative personnel to us. Either party may cancel the agreement with a 30-day written notice. We currently pay ESP $7,500 on a semi-monthly basis for its services. During each of fiscal 2014 and fiscal 2013, we paid ESP $180,000. The Audit Committee has determined that the services provided are appropriate and the payments are reasonable and equal to or less than amounts that would be payable to an unaffiliated third party for comparable service.

We use an airplane that is owned by our Chairman and CEO. We pay the incremental costs of our use, as described in applicable Federal Aviation Administration regulations (FAA Part 91, subpart F), which we believe is well below the fair rental value for our use. In fiscal  2014 and fiscal 2013, we paid $509,962 and $452,424, respectively, for such use. We also provide hangar space to Mr. Pardo, the value of which we estimate at $2,580. The Audit Committee has determined that our use of the aircraft is appropriate and these arrangements are on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

For licensee sales meetings and other corporate functions, we have occasionally used a motoryacht, which was owned by our Chairman and CEO and docked in Ft. Lauderdale, Florida. We paid the direct costs of the usage, including fuel, food and beverage, and catering. We did not pay for indirect costs, such as captain or deckhand costs, slip or dockage fees, shore power, or maintenance and wear and tear. In fiscal 2013, we paid $29,709 for such use. Mr. Pardo sold the motoryacht and we no longer incur any such costs. The Audit Committee had determined that our use of the motoryacht was appropriate and the payments were on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

OTHER INFORMATION ABOUT THE ANNUAL MEETING

Other Matters Coming Before the Meeting

As of the date of this Proxy Statement, we know of no business to come before the Annual Meeting other than that referred to above. Our rules of conduct for the Annual Meeting prohibit the introduction of substantive matters not previously presented to the Shareholders in a proxy statement. As to other business, such as procedural matters that may come before the meeting, the person or persons holding proxies will vote those proxies in the manner they believe to be in the best interests of us and our Shareholders.

Shareholder Proposals for the Next Annual Meeting

Any shareholder proposal intended for inclusion in the proxy statement for our 2015 Annual Meeting must be received at our offices, 204 Woodhew Drive, Waco, Texas 76712, no later than March 1, 2015. Any shareholder proposals received after this date will be considered untimely.

Shareholders who intend to present a proposal at the 2015 Annual Meeting without including the proposal in our Proxy Statement, or who propose to nominate a person for election as a director at the 2015 Annual Meeting, are required to provide notice of the proposal or nomination, containing the information required by our Bylaws, to us no more than 120 days or less than 90 days before the one-year anniversary of the 2014 Annual Meeting.

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Additional Information

We bear the cost of soliciting proxies. Our officers and regular employees may solicit proxies by further mailings, personal conversations, or by telephone, facsimile or other electronic transmission. They will do so without additional compensation for these efforts other than their regular compensation. Upon request, we reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Our Annual Report on Form 10-K, including the financial statements and schedules thereto, for the year ended February 28, 2014, as filed with the SEC, are available on our website at www.lphi.com under “Investor Relations/Filings”. They are also available without charge to any shareholder, upon request, by calling 1-800-368-5569 or writing to Mr. R. Scott Peden, General Counsel, Life Partners Holdings, Inc., 204 Woodhew Drive, Waco, Texas 76712. Shareholders requesting exhibits to the Form 10-K will be provided the same upon payment of reproduction expenses.

By Order of the Board of Directors

/s/ R. Scott Peden

R. Scott Peden
Secretary

June 30, 2014

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LIFE PARTNERS HOLDINGS, INC.
204 WOODHEW DRIVE
WACO, TX 76712

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote **FOR the following:**

	For All	Withhold All	For All Except
1. Election of Directors	0	0	0

To withhold authority to vote for any Individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Brian D. Pardo 02 Tad M. Ballantyne 03 Frederick J. Dewald 04 Harold E. Rafuse

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 Ratifying Whitley Penn as independent auditors for Fiscal 2015.	0	0	0
3 Approving by non-binding vote, executive compensation.	0	0	0

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1,2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address change/comments, mark here. 0
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting:	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000145925_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Form 10K Wrap is/are available at www.proxyvote.com .

LIFE PARTNERS HOLDINGS, INC.

Annual Meeting of Shareholders - August 4, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Life Partners Holdings, Inc., a Texas corporation ("LPHI"), hereby acknowledge(s) receipt of the Proxy Statement dated June 30, 2014, and hereby appoint(s) Brian D. Pardo and R. Scott Peden, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders, to be held Monday, August 4, 2014, at 11:00 a.m., CT, at LPHI's corporate offices, 204 Woodhew Drive, Waco, Texas, and at any adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if present personally, on all matters set forth on the reverse side.

Important - voting prevents escheatment: Most states have escheatment laws that require LPHI to transfer shareholder accounts when they meet that state's criteria for abandoned property. These laws require LPHI to issue a replacement stock certificate to the applicable state and the certificate in the shareholder's possession is cancelled on the records of LPHI's transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted LPHI or LPHI's transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale.

Therefore, it is very important that you vote and that LPHI has your current address. If you have moved, please provide your new address to LPHI by writing to 204 Woodhew Drive, Waco, Texas 76712, by telephone at 800-368-5569, or by Internet at www.lphi.com/ContactUs.htm.

Address change/comments:

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)